UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 14, 2017

ARC Document Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385
Walnut Creek, CA 94596
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 949-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2017, ARC Document Solutions, LLC, a wholly-owned subsidiary of ARC Document Solutions, Inc. (the “Company”), entered into an amendment (the “Amendment”) to its Credit Agreement, initially dated as of November 20, 2014 (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto.

The Amendment increases the maximum aggregate principal amount of revolving loans (“Revolving Loans”) under the Credit Agreement from $30 million to $80 million and resizes the outstanding principal amount of the term loan (“Term Loan”) under the Credit Agreement at $60 million. As amended, the principal of the resized Term Loan balance will amortize at an annual rate of 7.5% during the first and second years following the date of the Amendment and at an annual rate of 10% during the third, fourth and fifth years following the date of the Amendment, with any remaining balance payable upon the maturity date. The Amendment also extended the maturity date for both the Revolving Loans and the Term Loans until July 14, 2022.

The Amendment reduced the rate of interest payable on the loans borrowed under the Credit Agreement by 0.25%. Specifically, London Interbank Offered Rate (LIBOR) loans borrowed under the Credit Agreement will bear interest at a per annum rate equal to the applicable LIBOR rate, plus a margin ranging from 1.25% to 2.25%, based on the Company’s Total Leverage Ratio (as defined in the Credit Agreement). Loans borrowed under the Credit Agreement that are not LIBOR rate loans bear interest at a per annum rate equal to (i) the greatest of (A) the Federal Funds Rate plus 0.50%, (B) the one month LIBOR rate plus 1.00% per annum, and (C) the rate of interest announced, from time to time, by Wells Fargo Bank, National Association as its “prime rate,” plus (ii) a margin ranging from 0.25% to 1.25%, based on the Company’s Total Leverage Ratio.
The Amendment also modified the Total Leverage Ratio the Company is required to maintain under the Credit Agreement by increasing it from 3.00 to 1.00 to 3.25 to 1.00.
A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Amendment contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

10.1
Amendment to Credit Agreement, dated July 14, 2017, among ARC Document Solutions, LLC, Wells Fargo Bank, National Association, as administrative agent, and the financial institutions party thereto as lenders.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2017	ARC DOCUMENT SOLUTIONS, INC.
	By:	/s/ Jorge Avalos
Jorge Avalos
Chief Financial Officer